 Exhibit 99.1

Sino-Global Announces LOI to Acquire 51% of Computing Power Center Company

ROSLYN, NY, February 16, 2021 -- Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global,” the ”Company” or ”we”), a non-asset based global shipping and freight logistical integrated solutions provider, announced today that it has signed a Letter of Intent (“LOI”) to acquire 51% of Inner Mongolia Nine-Chain Intelligent Big Data Park Service Co., Ltd. (“Nine-Chain Intelligent”).

Founded in 2018, Nine-Chain Intelligent, which is located in Erenhot city of Inner Mongolia Autonomous region, engages in big data related sector with a focus on fields that pave the way for the future. Some of these fields include big data cloud computing, blockchain technology R&D and application, artificial intelligence R&D, and other core technology fields. Its mission is to build a new energy micro-grid to improve the data industry chain and ecosystem through big data infrastructure and service provision.

Based on the information furnished to the Company, Nine-Chain Intelligent’s computing power center currently has about 150,000 KW*hour capacity for Bitcoin mining. The total Bitcoin computing power reaches 4500P. In addition, the center has 50,000 KW*hour capacity for Ethereum mining. The total Ethereum computing power reaches 28T.

Under the terms of the LOI, the total consideration for 51% of equity interest in Nine-Chain Intelligent is expected to be approximately RMB55.2 million (approximately $8.5 million), subject to completion of a third-party valuation. Sino-Global is required to pay an earnest money deposit of $1,000,000 to a third party escrow agent after the signing date of the LOI, which will be applied to the final purchase price upon entry into the material definitive purchase agreement. The purchase agreement may contain additional award payments based on the post-investment performance of the computing power center.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, said, “We are extremely excited to execute an LOI to help us strategically expand our business to Bitcoin and Ethereum mining. Recently, cryptocurrency mining has evolved rapidly with scalability and infrastructure. This investment will provide Sino-Global a foundation to develop the mining project efficiently. We look forward to partnering with Nine-Chain Intelligent to work diligently to develop a leading integrated crypto mining business.”

The transaction remains subject to completion of due diligence reviews, customary definitive documentation and final approval by both Sino-Global and Nine-Chain Intelligent. As a result, there is no assurance that the transaction will be consummated.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged in shipping, chartering, logistics and related services. Headquartered in New York, Sino-Global has offices in Los Angeles, Mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency services, shipping and chartering services, inland transportation management services and ship management services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.net. The Company routinely posts important information on its website.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include timing of the proposed cryptocurrency mining initiative; the business plans, objectives, and expectations of the Company regarding the initiative, and SINO’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, our actual results may differ materially from our expectations or projections. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: there is uncertainty about the spread of the COVID-19 virus and the impact it will have on SINO’s operations, the demand for SINO’s products and services, global supply chains and economic activity in general. In addition, the value of cryptocurrencies may fluctuate significantly over time. These and other risks and uncertainties are detailed in the other public filings with the SEC by SINO.

Additional information concerning these and other factors that may impact our expectations and projections will be found in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. SINO’s SEC filings are available publicly on the SEC’s website at www.sec.gov. SINO disclaims any obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Tina (Tuo) Pan, Acting Chief Financial Officer

1-718-888-1814

tinap@sino-global.com

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